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EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


         As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement of Brooktrout, Inc. (the "Registrant") on Form S-8 of our report dated February 10, 1999 appearing in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Boston, Massachusetts

October 12, 1999